EXHIBIT 11

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                  MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
                   Three Months Ended March 31, 2002 and 2001

                                                                 Three Months Ended
                                                                     March 31,
                                                          ---------------------------------
                                                                2002              2001
                                                                ----              ----
                                                   (In thousands of dollars, except per share data)

BASIC EARNINGS PER SHARE
Average common shares outstanding                               106,194            106,883
                                                          ==============     ==============
Net income                                                $     169,187      $     157,924
                                                          ==============     ==============
Basic earnings per share                                  $        1.59      $        1.48
                                                          ==============     ==============

DILUTED EARNINGS PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding                             106,194            106,883
  Net shares to be issued upon exercise of
    dilutive stock options after applying
    treasury stock method                                           737                934
                                                          --------------     --------------
  Adjusted shares outstanding                                   106,931            107,817
                                                          ==============     ==============
Net income                                                $     169,187      $     157,924
                                                          ==============     ==============
Diluted earnings per share                                $        1.58      $        1.46
                                                          ==============     ==============
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